Exhibit 99.1

Press Release

For Immediate Release

Cowen Group, Inc. Announces 2012 First Quarter Financial Results

New York, May 4, 2012 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the first quarter ended March 31, 2012.

2012 First Quarter Highlights

GAAP:

•      GAAP net income was $4.0 million compared to $0.1 million in the prior year period and a net loss of $(79.9) million in the fourth quarter 2011.

•      GAAP revenue was $57.5 million compared to $64.2 million in the prior year period and $49.5 million in the fourth quarter 2011.

•      Book value per share increased to $4.54 at the end of the 2012 first quarter from $4.46 at December 31, 2011.

Economic Income:

•      Economic Income was $5.9 million compared to $7.0 million in the prior year period and an Economic Loss of $(33.2) million in the fourth quarter 2011.

•      Broker-dealer segment revenue was $40.0 million compared to $41.8 million in the prior year period and $33.8 million in the fourth quarter 2011.

•      Alternative Investment segment revenue was $39.1 million compared to $38.0 million in the prior year period and $36.4 million in the fourth quarter 2011.

•      Total non-compensation expenses were $28.2 million, an 8% decrease compared to $30.8 million in the prior year period and a 22% decrease compared to $36.3 million in the fourth quarter 2011.

“We reported positive first quarter results and an economic income cash gain of over $12 million,” said Peter Cohen, Chairman and Chief Executive Officer. “We continued to make progress in the first quarter, particularly at our broker-dealer.  Our early 2012 performance is a result of the changes we started to implement in 2011.  We increased broker-dealer segment revenues by 19% and grew hedge fund assets by 13% from the fourth quarter, and generated over $20 million in investment income on our invested capital.  We also reduced non-compensation expenses by over 20% compared to the fourth quarter and achieved our run-rate 2012 expense reduction target for the first quarter.  While we have more work to do, the results for the first quarter show progress.”

2012 First Quarter GAAP Financial Information and Select Balance Sheet Data

For the first quarter 2012, the Company reported GAAP net income of $4.0 million, or $0.03 per share, compared to GAAP net income of $0.1 million, or $0.00 per share, in the first quarter 2011.  The year-over-year increase in GAAP net income was primarily due to a 35% increase in other income, which includes net gains on securities, derivatives and other investments, and a 7% decrease in total expenses, partially offset by a 10% decrease in revenue.

The following table summarizes the Company’s GAAP financial results for the three months ended March 31, 2012 and 2011, and December 31, 2011.

Summary GAAP Financial Information

	Three Months Ended
	March 31,			Dec 31,
	2012	2011	%	2011	%
(Dollar amounts in millions, except per share information)
Revenues	$57.5	$64.2	(10)%	$49.5	16%
Expenses	(76.7)	(82.2)	(7)%	(125.4)	(39)%
Other income (loss)	25.6	19.0	35%	20.6	24%
Income tax benefit (expense)	(0.1)	(0.2)	(50)%	2.4	NM
Net income (loss) from continuing operations	$6.2	$0.9	NM	$(52.9)	NM

Net income (loss) from discontinued operations, net of tax	—	—	NM	(23.6)	NM
Net income (loss) loss attributable to noncontrolling interests in consolidated subsidiaries	2.2	0.8	NM	3.4	(35)%
Net income (loss) attributable to Cowen Group, Inc.	$4.0	$0.1	NM	$(79.9)	NM

Earnings (loss) per share:
Income (loss) from continuing operations	$0.03	$0.00	NM	$(0.49)	NM
Income (loss) from discontinued operations	$—	$—	NM	$(0.21)	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of March 31, 2012, was $517.5 million, or book value per share of $4.54, compared to stockholders’ equity of $508.5 million, or book value per share of $4.46, as of December 31, 2011.  At March 31, 2012, the Company’s tangible book value per share was $4.32 compared to $4.23 at December 31, 2011.

Select Balance Sheet Data

	March 31,	December 31,
	2012	2011
(Dollar amounts in millions, except per share information)
Stockholders’ equity	$517.5	$508.5
Tangible stockholders’ equity	$492.2	$482.7
Common shares outstanding	114.0	114.0

Book value per share	$4.54	$4.46
Tangible book value per share	$4.32	$4.23

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principals (“GAAP”).   In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction,  (iii) excludes certain other acquisition-related and/or reorganization expenses, and (iv) excludes goodwill impairment.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the Value and Opportunity business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended March 31, 2012 and 2011, and December 31, 2011.

Summary Economic Income (Loss) Financial Information

	Three Months Ended
	March 31,			Dec 31,
	2012	2011	%	2011	%
(Dollar amounts in millions, except per share information)
Revenues	$79.2	$79.7	(1)%	$70.2	13%
Expenses	(73.0)	(72.3)	1%	(100.1)	(27)%
Net Economic Income (Loss) before non-controlling interests	6.2	7.4	(16)%	(29.9)	NM
Economic Income (Loss)	$5.9	$7.0	(16)%	$(33.2)	NM

Economic Income (Loss) per share	$0.05	$0.09	(44)%	(0.29)	NM

Economic Income (Loss) excluding certain non-cash items	$12.6	$12.2	3%	$(26.2)	NM

Note: Amounts may not add due to rounding.

2012 First Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the first quarter 2012 was $79.2 million, a 1% decrease compared to $79.7 million in the first quarter 2011.  The decrease in Economic Income revenue was primarily the result of a decrease in brokerage revenue and incentive income, partially offset by an increase in investment income and investment banking fees.

Economic Income Revenue

	Three Months Ended
	March 31,			Dec 31,
	2012	2011	%	2011	%

(Dollar amounts in millions)
Investment banking	$15.6	$14.7	6%	$11.1	41%
Brokerage	24.0	27.6	(13)%	21.0	14%
Management fees	14.0	14.0	0%	19.2	(27)%
Incentive income	4.0	5.2	(23)%	0.1	NM
Investment income	21.1	17.2	23%	18.5	14%
Other revenue	0.4	1.1	(64)%	0.2	NM
Total Revenues	$79.2	$79.7	(1)%	$70.2	13%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

First quarter 2012 compensation and benefits expense was $45.9 million, a 7% increase compared to $42.7 million in the first quarter 2011.  The change was primarily attributable to an increase in the amortization of deferred compensation and investments in new professionals offset by a decrease in severance expense.  Average headcount in the first quarter 2012 increased by 6% compared to the prior year period, but decreased by 4% compared to fourth quarter 2011.  Total headcount at the end of the first quarter was 572.

The compensation to Economic Income revenue ratio increased to 58% in the current quarter from 54% in the prior year period.  Compensation and benefits expense for the first quarter 2012 and 2011 included $4.5 million and $3.2 million, respectively, in share-based compensation expense.  Compensation and benefits expense excludes equity award expense related to the 2009 Cowen / Ramius business combination of $1.4 million and $3.9 million in the first quarter 2012 and 2011, respectively.

Compensation and benefits expense was 56% of Economic Income revenue in the first quarter 2012, excluding $1.3 million of expenses associated with activities for which the Company is reimbursed and $0.6 million of severance expense.  Excluding these same two items, compensation and benefits expense was 50% and 78% of Economic Income revenue in the prior year period and fourth quarter 2011, respectively.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter decreased by 2% to $21.2 million as compared to $21.6 million in the comparable prior year quarter.  The decrease was primarily related to a decrease in service fees and occupancy and equipment expenses related to cost cutting efforts made in 2011 to reduce excess services and space.  This decrease was partially offset by an increase in other costs relating to the real estate business and the Value and Opportunity business (subsequent to the spin off in the second quarter of 2011).

Variable Non-Compensation Expenses

Variable non-compensation expenses were $6.9 million in the first quarter 2012, down 23% compared to $8.9 million in the first quarter 2011.  The decrease was primarily due to syndication costs related to a capital raise by an alternative investment asset fund in the first quarter of 2011 and decreased conference related expenses.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of April 1, 2012, the Company had assets under management of $10.2 billion, a 1% decrease compared to assets under management of $10.3 billion as of January 1, 2012. The $109 million decrease in assets under management during the first quarter of 2012 included $292 million in net redemptions, partially offset by $183 million of net positive performance.

The decrease in assets under management was primarily due to redemptions in our lower fee paying cash management and alternative solutions advisory businesses.  These redemptions were partially offset by asset growth in our single strategy hedge fund products.

Management Fees

Management fees were $14.0 million in the first quarter 2012, flat compared to the first quarter 2011.  There was a decline in management fees attributable to our healthcare royalty funds and our two discontinued multi-strategy hedge funds. The decrease in healthcare royalty management fees in the current year is due to an increase in committed capital, in the prior year quarter, that resulted in recognizing cumulative retrospective management fees.  These decreases were offset by an increase in management fees relating to our Ramius Trading Strategies funds and our single strategy hedge fund products.

The average annualized management fee charged in the first quarter 2012 was 0.55%, as compared to 0.71% in the 2011 fourth quarter and 0.61% in the prior year period.

Incentive Income

Incentive income decreased to $4.0 million in the first quarter 2012 from $5.2 million in the comparable prior year period.  The decrease in incentive income was primarily related to a decrease in incentive fees earned on our real estate funds and single strategy hedge fund products of $0.7 million and $0.4 million, respectively.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period. Investment income increased by $3.9 million to $21.1 million in the first quarter 2012 from $17.2 million in the prior year period. The increase in investment income was primarily related to our investment in the Value and Opportunity fund.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $24.0 million in the first quarter 2012, a decrease of 13% compared to $27.6 million in the first quarter 2011 due to decreases in the Company’s core cash equity business.

On April 5, Cowen completed its previously-announced acquisition of Algorithmic Trading Management, LLC (“ATM”) , a provider of global, multi-asset class algorithmic execution trading models.  The acquisition of ATM, which positions Cowen to offer algorithmic trading execution services and direct market access, is expected to increase the Company’s revenue footprint with institutional clients.

Investment Banking

Investment banking revenue was $15.6 million in the first quarter 2012, an increase of $0.9 million, or 6%, compared to $14.7 million in the first quarter 2011.  The increase in revenues was primarily due to an increase in public equity underwriting.

•                  Public equity underwriting revenue was $11.9 million from sixteen transactions in the first quarter 2012, as compared to $11.3 million from twelve transactions in the comparable prior year period.  Of these transactions, the Company completed six lead managed assignments in the first quarter 2012, compared to three in the prior year period.

•                  Strategic advisory revenue was $1.5 million in the first quarter 2012, as compared to $0.9 million in the first quarter 2011.  The Company completed one strategic advisory transaction in first quarter 2012 as compared to two strategic advisory transactions in the prior year period.

•                  Private placement and registered direct revenue was $0.9 million in both the first quarter 2012 and the first quarter 2011.  The Company completed one private transaction in each of the respective periods.

•                  Debt capital markets revenue was $1.3 million in the first quarter 2012, as compared to $1.5 million in the first quarter 2011.  The Company completed two debt capital markets transactions in the current quarter compared to one transaction in the prior year period.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2012 first quarter financial results on Friday, May 4, 2012, at 9:00 am EST.  The call can be accessed by dialing 1-866-730-5766 domestic or 1-857-350-1590 international.  The passcode for the call is 66763619.  A replay of the call will be available beginning at 11:00 am EST May 4, 2012 through May 11, 2012.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 67607269.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment segment, while Cowen and Company is its broker-dealer segment.  Its alternative investment products, solutions and services include hedge funds, replication products, managed futures funds, funds of funds, real estate, health care royalty funds and cash management services.  Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Revenues
Investment banking	$15,630	$14,682
Brokerage	24,013	27,591
Management fees	9,717	11,164
Incentive income	691	4,381
Interest and dividends	5,372	4,559
Reimbursement from affiliates	1,045	1,009
Other	867	690
Consolidated Funds
Interest and dividends	61	169
Other	84	—
Total revenues	57,480	64,245
Expenses
Employee compensation and benefits	46,683	45,087
Floor brokerage and trade execution	3,752	4,110
Interest and dividends	1,724	2,609
Professional, advisory and other fees	3,925	7,140
Service fees	2,237	3,612
Communications	3,401	2,893
Occupancy and equipment	5,242	5,707
Depreciation and amortization	2,155	2,058
Client services and business development	3,826	4,677
Other	3,419	3,710
Consolidated Funds
Interest and dividends	16	46
Professional, advisory and other fees	288	460
Floor brokerage and trade execution	—	—
Other	71	122
Total expenses	76,739	82,231
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	19,671	17,283
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	5,964	2,343
Net realized and unrealized (losses) gains on derivatives	40	(441)
Net (losses) gains on foreign currency transactions	(38)	(156)
Total other income (loss)	25,637	19,029

Income (loss) before income taxes	6,378	1,043
Income tax (benefit) expense	142	163
Net income (loss)	6,236	880
Net (income) loss attributable to noncontrolling interests in consolidated subsidiaries	2,241	798
Net income (loss) attributable to Cowen Group, Inc. stockholders	$3,995	$82

Earnings (loss) per share:
Basic	$0.03	$0.00
Diluted	$0.03	$0.00

Weighted average shares used in per share data:
Basic	114,281	74,160
Diluted	115,663	76,083

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds; (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction; (iii) excludes certain other acquisition-related and/or reorganization expenses (including the discontinued operations of LaBranche); and (iv) excludes goodwill impairment. In addition, in presenting Economic Income (Loss), the Company reclassifies aggregate investment income to Revenues. This amount represents the income the Company has earned in investing its equity capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items.  Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income expenses are reduced by reimbursement from affiliates, whereas for GAAP purposes such reimbursed expenses are shown as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization, and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended
	March 31,
	2012	2011
Revenues
Investment banking	$15,630	$14,682
Brokerage	24,013	27,591
Management fees	14,020	14,047
Incentive income	4,022	5,163
Investment income	21,105	17,209
Other revenue	384	1,054
Total revenues	79,174	79,746
Expenses
Employee compensation and benefits	45,909	42,737
Interest and dividends	88	217
Fixed non-compensation expenses	21,243	21,587
Variable non-compensation expenses	6,875	8,948
Reimbursement from affiliates	(1,116)	(1,169)
Total expenses	72,999	72,320
Net Economic Income (Loss) before non-controlling Interests	6,175	7,426
Non-controlling interests	(300)	(475)
Economic Income (Loss)	$5,875	$6,951

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$5,875	$6,951
Exclusion of depreciation and amortization expense	2,155	2,058
Exclusion of share-based compensation expense	4,548	3,238
Economic Income (Loss) Excluding Certain Non-cash Items	$12,578	$12,247

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended March 31, 2012

(Dollar amounts in thousands)

	Three Months Ended March 31, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$15,630	$—		$—	$15,630
Brokerage	24,013	—		—	24,013
Management fees	9,717	3,910	(a)	393	14,020
Incentive income	691	3,331	(a)	—	4,022
Investment income	—	21,105	(c)	—	21,105
Interest and dividends	5,372	(5,372	)(c)	—	—
Reimbursement from affiliates	1,045	(1,116	)(b)	71	—
Other revenue	867	(483	)(c)	—	384
Consolidated Funds	145	—		(145)	—
Total revenues	57,480	21,375		319	79,174

Expenses
Compensation & Benefits	46,683	(774)		—	45,909
Interest and dividends	1,724	(1,636	)(c)	—	88
Non-compensation expenses - Fixed	—	21,243	(c)(d)	—	21,243
Non-compensation expenses - Variable	—	6,875	(c)(d)	—	6,875
Non-compensation expenses	27,957	(27,957	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,116	)(b)	—	(1,116)
Consolidated Funds	375	—		(375)	—
Total expenses	76,739	(3,365)		(375)	72,999

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	19,671	(19,671	)(c)	—	—
Consolidated Funds net gains (losses)	5,966	(3,325)		(2,641)	—
Total other income (loss)	25,637	(22,996)		(2,641)	—

Income (loss) before income taxes and non-controlling interests	6,378	1,744		(1,947)	6,175

Income taxes (Benefit)	142	(142	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	6,236	1,886		(1,947)	6,175

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(2,241)	(6)		1,947	(300)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$3,995	$1,880		$—	$5,875

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended March 31, 2011

(Dollar amounts in thousands)

	Three Months Ended March 31, 2011
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$14,682	$—		$—	$14,682
Brokerage	27,591	—		—	27,591
Management fees	11,164	2,369	(a)	514	14,047
Incentive income	4,381	782	(a)	—	5,163
Investment income	—	17,209	(c)	—	17,209
Interest and dividends	4,559	(4,559	)(c)	—	—
Reimbursement from affiliates	1,009	(1,168	)(b)	159	—
Other revenue	690	364	(c)	—	1,054
Consolidated Funds	169	—		(169)	—
Total revenues	64,245	14,997		504	79,746

Expenses
Compensation & Benefits	45,087	(2,350)		—	42,737
Interest and dividends	2,609	(2,392	)(c)	—	217
Non-compensation expenses - Fixed	—	21,587	(c)(d)	—	21,587
Non-compensation expenses - Variable	—	8,948	(c)(d)	—	8,948
Non-compensation expenses	33,907	(33,907	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,169	)(b)	—	(1,169)
Consolidated Funds	628	—		(628)	—
Total expenses	82,231	(9,283)		(628)	72,320

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	17,283	(17,283	)(c)	—	—
Consolidated Funds net gains (losses)	1,746	(291)		(1,455)	—
Total other income (loss)	19,029	(17,574)		(1,455)	—

Income (loss) before income taxes and non-controlling interests	1,043	6,706		(323)	7,426

Income taxes (Benefit)	163	(163	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	880	6,869		(323)	7,426

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(798)	—		323	(475)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$82	$6,869		$—	$6,951

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.